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                                                                    Exhibit 10.1

                               SECOND AMENDMENT TO
                                 LOAN AGREEMENT,
                             SECURED PROMISSORY NOTE
                                       AND
                               SECURITY AGREEMENT

         THIS SECOND AMENDMENT TO LOAN AGREEMENT, SECURED PROMISSORY NOTE AND SECURITY AGREEMENT ("this Second Amendment"), is made and effective as of March 15, 2001 (the "Effective Date"), by WAYNE R. HELLMAN ("Hellman"), and ADVANCED LIGHTING TECHNOLOGIES, INC. ("ADLT").

                                   BACKGROUND

         A. Hellman and ADLT entered into a Loan Agreement dated as of October 8, 1998 (the "Original Loan Agreement"), pursuant to which ADLT advanced Hellman $9,000,000 (the "Original Advance").

         B. Pursuant to the Original Loan Agreement, the Original Advance was evidenced by a Secured Promissory Note dated October 8, 1998 (the "Original Note") and secured pursuant to (i) a Security Agreement dated as of October 8, 1998 (the "Original Security Agreement"), (ii) the Real Estate Mortgages recorded as follows: June 30, 1999 Geauga County Ohio No 1245 page 39, June 30, 1999 Portage County Ohio No. 441 Page 202 and No. 441 Page 214, and August 24, 1999 Lee County Florida Book 3160 Page 1096 (the "Mortgages"), (iii) the Collateral Assignment of Contract dated as of October 8, 1998 (the "Assignment"), and (iv) Allonge No. 2 to Promissory Note From 24 Karat Street, Inc. with delivery of the referenced note the (the "Karat Note").

         C. Effective November 22, 2000, the Loan, the Note and the Security Agreement were amended pursuant to the First Amendment to Loan Agreement, Secured Promissory Note and Security Agreement ("First Amendment") to provide for additional loans, up to a maximum additional principal amount of $1,900,000, for the purpose of reducing the Margin Loans held by Bear Sterns and Raymond James, the current Margin Lenders, in satisfaction of then-existing margin calls. The Original Loan Agreement, the Original Note and the Original Security Agreement, each as amended by the First Amendment, are referred to herein as the Loan Agreement, the Note and the Security Agreement, respectively.

         D. The Loan Agreement, the Note, the Security Agreement, the Mortgages, the Assignment and the Karat Note are included in the "Loan Documents" as defined in the Loan Agreement. All initially capitalized terms that are used but not defined herein have the meaning ascribed to them in the Loan Documents.

         E. On March 13, 2001, Hellman discussed the status of the Margin Loan with the Board of Directors in light of the current price of ADLT's common stock, and advised the Board that he might have to request additional loans.

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         F. On March 15, upon reports from its advisors and after discussion,
ADLT's disinterested and independent directors have determined that it is in the best interest of ADLT and its shareholders, and believe that it will benefit ADLT, to make an additional advance or advances under the Note to reduce the Margin Loan with Bear Stearns (the "BS Additional Advance") and an additional advance or advances to reduce the Margin Loan with Raymond James (the "RJ Additional Advance") (collectively, the "Additional Advances"). The amount of such advances will be limited to the amount necessary to meet actual margin calls on the Margin Loans and will be further limited by the maximum amount permitted under the terms of the Credit Agreement, dated as of May 21, 1999, as amended (the "Credit Agreement"), between ADLT and certain of its subsidiaries, various financial institutions and PNC Bank, National Association, as Agent.

                                    AGREEMENT

         NOW THEREFORE, as an inducement to and in consideration of the Additional Advances, the agreements made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Hellman and ADLT agree as follows:

         1. The Loan Agreement is hereby amended to provide that (i) the Margin Shares are pledged as collateral to Bear Sterns and Raymond James, (ii) Bear Sterns and Raymond James are the Margin Lenders, (iii) the Margin Deficit is as declared from time to time by the Margin Lenders, (iv) the Loan Amount includes the Additional Advances, and (v) the Loan Documents include this Second Amendment.

         2. The Additional Advances are principal under and evidenced by the Note to the same effect as if the Additional Advances were made as part of the Original Advance. The Maturity Date of the Note is as specified in EXHIBIT 2 to this Second Amendment.

         3. Hellman acknowledges and agrees that (i) the Security Interest granted in the Security Agreement, (ii) the liens granted in the Mortgages,
(iii) the rights of ADLT under the Assignment and Karat Note, (iv) all other rights and instruments that now or hereafter secure the Loan and Hellman's Obligations with respect thereto secure the Additional Advances as amounts advanced to Hellman under the Loan Documents and (v) without limiting the description of the Collateral in any way, the Collateral includes all choses in action in which Hellman is directly or indirectly the plaintiff and the proceeds from all choses in action.

         4. Hellman represents and warrants to ADLT that on the date hereof (i) he is not in breach of any covenant in any Loan Document, (ii) all representations and warranties in the Loan Documents are true and correct except as has been disclosed to ADLT in writing and (ii) he has put into place a programmed stock sale plan to sell Margin Shares in accordance with Rule 10b5-1 under the Security Exchange Act of 1934, in accordance with EXHIBIT 5 ATTACHED HERETO.

         5. Hellman acknowledges and agrees that he shall not directly or indirectly,



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in one or a series of transactions, pay the proceeds of the Additional Advances to or for the benefit of any other person or entity, all such proceeds to be paid to the Margin Lenders to reduce the Margin Deficit.

         6. Hellman acknowledges and agrees that the Additional Advances will be wired directly to the Margin Lenders on Hellman's account. The initial BS Advance and the initial RJ Advance to be wired upon execution of this Amendment and any additional BS Advance or RJ Advance to be wired upon demand for payment by BS or RJ, as the case may be, and further instruction by the special committee appointed by ADLT's Board of Directors to administer the Additional Advances.

         7. Hellman acknowledges and agrees that the Additional Advances are included in the Loan Amount and covered by the Loan Documents as if the Additional Advances were made as part of the Original Advance.

         8. Hellman acknowledges and agrees that, without limiting in any way the collateral included in the Collateral, stock, bonds, options and other securities now or hereafter held by him in any subsidiary of ADLT, now or hereafter formed, including any interest in securities of Deposition Sciences, Inc., are not excluded from the Collateral.

         9. Hellman will take all actions and execute all instruments as requested by ADLT , in order to perfect, and keep perfected, all liens in any of the Collateral granted to ADLT, including in any after acquired Collateral and to perfect rights with respect to the Additional Advances.

         10. This Amendment shall be governed by and construed in accordance with the laws of Ohio without regard to conflict of laws principles (except to the extent the Collateral is situated in a state other than Ohio and in that case any laws of such state which are required to control mortgages granted on such property shall apply).

         11. This Amendment inures to the benefit of and is binding upon Hellman, and his estate, heirs, executors, administrators and personal representatives, successors and assigns and ADLT and its successors and assigns. Hellman may not assign or delegate this Amendment, any Loan Document or any of his rights or obligations thereunder.

         12. This Amendment may be executed in any number of counterparts, each of which shall be regarded as an original and all of which shall constitute but one and the same instrument; it shall not be necessary in proving this Agreement to produce or account for more than one such counterpart. A faxed executed counterpart of this Amendment will be considered an original for evidentiary purposes.

         13. This Amendment only modifies the Loan Documents to the extent provided for herein, and the Loan Documents otherwise remain in full force and effect without interruption. This Amendment may not be amended, changed, modified, altered or terminated and no performance may be waived except in writing executed by both parties.

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         20 This Amendment constitutes the entire agreement between the parties with respect to the Additional Advances and all prior and contemporaneous agreements or discussions, written or oral, with respect thereto have no force or effect whatsoever.

         IN WITNESS WHEREOF, Hellman and ADLT have caused this Amendment to be duly executed and delivered as of the Effective Date.

                                            /s/ Wayne R. Hellman
                                            ------------------------
                                            WAYNE R. HELLMAN



                                            ADVANCED LIGHTING TECHNOLOGIES, INC.

                                            By: /s/ Alan J. Ruud
                                                --------------------------
                                            Its : President



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EXHIBIT 2

The Loan shall be payable October 6, 2001; provided that:

         - $700,000 of such loan, plus an amount equal to the total of all Additional Advances made pursuant to the Second Amendment, shall be paid within two business days after the first trading day on which the last sale price of the Corporation's common stock exceeds $10 per share AND the average closing price of such common stock for the 20 trading days preceding such date exceeds $10 per share;

         - $700,000 of such loan shall be paid within two business days after the first trading day on which the last sale price of the Corporation's common stock exceeds $11 per share AND the average closing price of such common stock for the 20 trading days preceding such date exceeds $11 per share;

         - The proceeds of any judgment or settlement of the litigation brought by Mr. Hellman and discussed at the meeting shall be applied to repayment of the loan; and

         - The Corporation reserves the right to require immediate repayment if the Company requires the payment to prevent an unacceptable strain on cash resources.


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EXHIBIT 5

The Plan provides for the sale of shares of common stock of the Corporation commencing as soon as practicable after June 1, 2001. The Plan requires sales of shares if the price of such common stock exceeds $15 per share and that the proceeds of such sale are applied to the repayment of any outstanding amounts due on loans from the Corporation to Mr. Hellman, after payment of any amounts required to reduce the balance of the margin loan to permit withdrawal of proceeds. The terms of such plan, including determination of the number shares subject to sale at any time and the method of sale, has been approved by the special committee appointed by ADLT's Board of Directors to administer the Additional Advance made pursuant to the First Amendment.